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Exhibit 16.1

July 20, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

Dear Sir or Madam:

We have read "Change in Independent Registered Public Accounting Firm" contained in the Registration Statement on Form S-1 of Internet Brands, Inc. to be filed on or about July 20, 2007 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

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  Exhibit 16.1